Exhibit 99

News	Release

CCNE		Contact: Charles R. Guarino
NASDAQ		Treasurer
L I S T E D		(814) 765-9621

CNB FINANCIAL ANNOUNCES THIRD QUARTER DIVIDEND

CLEARFIELD, PENNSYLVANIA – August 09, 2011

The Board of Directors of CNB Financial Corporation [Nasdaq: CCNE] has announced the declaration of 16.5 cents per share quarterly dividend payable on September 15, 2011 to shareholders of record on August 31, 2011.

CNB Financial Corporation is a $1.5 billion bank holding company conducting business primarily through CNB Bank, the Corporation's principal subsidiary. CNB Bank operations include a loan production office, a private banking division, and twenty-seven full-service offices in Pennsylvania, including ERIEBANK, a division of CNB Bank.

For further information regarding the stock of CNB Financial Corporation, please call

(814) 765-9621, CNB Bank Stock Transfer Department or contact any brokerage firm. The identifying symbol for this security is CCNE.

CNB Bank websites can be found at www.bankcnb.com and www.eriebank.net.